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                                                                   EXHIBIT 99.3


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



         In connection with the Annual Report of O.I. Corporation (the "Company") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Juan M. Diaz, Corporate Controller and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         This certification is made for the purpose of complying with 18 U.S.C.
Section 1350 and not for any other purpose.

         A signed original of this written statement required by Section 906 has been provided to O.I. Corporation and will be retained by O.I. Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  March 29, 2003                             /s/ Juan M. Diaz
                                                  ----------------------------
                                                  Juan M. Diaz
                                                  Corporate Controller and
                                                  Principal Accounting Officer